Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

November 19, 2021

VIA SEDAR

To: All Canadian Securities Regulatory Authorities

Dear Sirs/Mesdames:

Re: Corvus Gold Inc. (the “Issuer)

-	2021 Special Meeting of Shareholders and Optionholders

We advise of the following with respect to the upcoming Meeting of Security Holders for the above-noted Issuer:

Meeting Type:	Special Meeting of Shareholders and Optionholders
Record Date for Notice of Meeting:	November 22, 2021
Record Date for Voting (if applicable):	November 22, 2021
Beneficial Ownership Determination Date:	November 22, 2021
Notice and Access – Registered Holders:	Yes
Notice and Access – Beneficial Holders:	Yes
Stratification:	No
Stratification Type:	N/A
Issuer Sending Materials Indirectly to NOBOs:	Yes
Issuer Paying to Send Materials to OBOs:	Yes
Meeting Date:	January 6, 2022
Meeting Location:	Corvus Gold Inc.
#1750 – 700 West Pender Street
Vancouver, BC V6C 1G8

Description	CUSIP	ISIN
Common	221013105	CA2210131058

Yours truly,

CORVUS GOLD INC.

“Marla K. Ritchie”

Corporate Secretary

cc: Jennifer Hansen, Cassels Brock (via email)

Jason Brenkert (Dorsey & Whitney) (via email)

Pam Hosfield, Computershare Investor Services Inc. (via email)